Exhibit 5.1

FREDRIKSON & BYRON, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota 55402

Telephone: (612) 492-7000

Facsimile: (612) 492-7077

December 30, 2022

Celcuity Inc.

16305 36th Avenue N., Suite 100

Minneapolis, MN 55446

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), being filed by Celcuity Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on or about the date hereof, covering the registration for offer and resale of up to 24,347,754 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) by the selling stockholders (the “Selling Stockholders”) identified in the Registration Statement. The Registration Statement is to register the resale of the following shares of Common Stock issued or issuable to the Selling Stockholders pursuant to that certain Securities Purchase Agreement, dated May 15, 2022, between the Company and the Selling Stockholders (the “Securities Purchase Agreement”): (i) 6,182,574 shares of Common Stock issued to the Selling Stockholders under the Securities Purchase Agreement (the “Common Shares”), (ii) 11,208,730 shares of Common Stock (the “Conversion Shares”) issuable upon conversion of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share, issued to the Selling Stockholders under the Securities Purchase Agreement, with any such conversion in accordance with the Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designations”) filed with the Secretary of State of the State of Delaware on May 16, 2022, and (iii) 6,956,450 shares of Common Stock (the “Warrant Shares,” and collectively with the Common Shares and Conversion Shares, the “Shares”) issuable upon the exercise of the warrants issued to the Selling Stockholders under the Securities Purchase Agreement (the “Warrants”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with rendering this opinion, we have reviewed the following, as presented, and represented as being such, to us by the Company: (i) the Company’s Certificate of Incorporation, as amended to date and including the Certificate of Designations; (ii) the Company’s Bylaws, as amended to date; and (iii) certain resolutions of the Company’s Board of Directors and committees thereof pertaining to the offer, sale and issuance by the Company of the Common Shares, Conversion Shares and Warrant Shares. In addition, we have relied upon, among other things, our examination of such documents, certificates, records of the Company and certificates of public officials as we deemed necessary for purposes of the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Common Shares have been validly issued and are fully paid and nonassessable, (ii) the Conversion Shares, when issued by the Company as in accordance with the Certificate of Designations, will be validly issued, fully paid and nonassessable, and (iii) the Warrant Shares, when issued by the Company in accordance with the terms of the applicable Warrants, including without limitation, the payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

Our opinions herein reflect only the application of the General Corporation Law of the State of Delaware. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.

We do not render any opinions except as set forth above and such opinions may be used only in connection with the offer and sale of the Shares while the Registration Statement remains effective. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

FREDRIKSON & BYRON, P.A.

/s/ Joseph J. Schauer
By:	Joseph J. Schauer
Its:	Vice President